UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 24, 2005
MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-10651 (Commission File Number)	43-1455766 (IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri (Address of Principal Executive Offices)	63017 (Zip Code)
(636) 733-1600
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02. Results of Operations and Financial Condition
On October 24, 2005, Maverick Tube Corporation (“Maverick”) issued a news release announcing earnings for the third quarter ended September 30, 2005. A copy of the release, in connection with this report, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Maverick will also publish the news release, including the supplemental information contained therein, on its website, www.mavericktube.com, under the heading “Investor Relations.”
Maverick will supply certain historical and financial information to certain analysts who cover Maverick’s common stock during its third quarter 2005 earnings conference call on Tuesday, October 25, 2005, at 10:00 a.m. CT. The financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

No.	Description
99.1	News Release, dated October 24, 2005, issued by Maverick Tube Corporation announcing earnings for the third quarter ended September 30, 2005

99.2	Certain historical and financial information
The information in this Current Report on Form 8-K, including the attached exhibits, is “furnished,” but shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing. This report and the attached exhibits may contain forward-looking information that is based on assumptions that are subject to numerous business risks, many of which are beyond the control of Maverick. There is no assurance that such assumptions will prove to be accurate. Actual results may differ from these forward-looking statements due to numerous factors, including those described under “Risk Factors” and elsewhere in Maverick’s Form 10-K for its year ended December 31, 2004.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 24, 2005

MAVERICK TUBE CORPORATION
By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Senior Vice President — Finance, Chief Financial Officer and Secretary